Exhibit 5

September 7, 2011

Xerox Corporation 45 Glover Avenue P.O. Box 4505 Norwalk, CT 06856-4505

Ladies and Gentlemen:

As Senior Counsel to Xerox Corporation, a New York corporation (the “Company”), I am familiar with (i) the Registration Statement on Form S-3 (File No. 333-166431) (the “Registration Statement”) filed by the Company, with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate aggregate initial offering price or number of the Company’s debt securities; convertible debt securities; preferred stock; convertible preferred stock; common stock; warrants to purchase debt securities, preferred stock, common stock; depository shares; securities purchase contracts; and securities purchase by the Company (collectively, the “Securities”), to be offered from time to time on terms to be determined at the time of the offering; and (ii) the Prospectus dated April 30, 2010 relating to the Securities (the “Prospectus”), as supplemented by the Prospectus Supplement dated September 7, 2011 (the “Prospectus Supplement”), relating to the resale by the selling stockholder named therein of 16,645,326 shares of the Company’s common stock, par value $1.00 per share (the “Shares”).

In rendering the opinion set forth herein, I or other attorneys of the Company have examined and relied on originals or copies of the following:

(i)	the Registration Statement;

(ii)	the Prospectus;

(iii)	the Prospectus Supplement;

(iv)

the Restated Certificate of Incorporation of the Company, as amended, and certified by the Secretary of State of the State of New York as being currently in effect (the “Certificate of Incorporation”);

(v)	the Amended and Restated By-Laws of the Company as currently in effect (the “By-Laws”); and

(vi)	certain resolutions adopted to date by the board of directors of the Company (the “Board of Directors”).

I or other attorneys of the Company have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others and such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied on statements and representations of officers and other representatives of the Company, of public officials and others.

My opinion set forth herein is limited to those laws of the State of New York and the United States of America. This opinion is limited to the laws as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

My opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

My opinion is furnished to you in my capacity as counsel to the Company and is solely for your benefit in connection with the transaction described above. This letter is not to be used, circulated, quoted, or otherwise referred to for any other purpose.

Very truly yours,

/S/ KEVIN CIAGLO
Kevin Ciaglo Senior Counsel